Exhibit 10.3
                                  ------------


Amendment to Financing and Loan Agreement between NetFabric and Macrocom, dated December 2, 2004

                              NETFABRIC CORPORATION
                     67 FEDERAL ROAD, BUILDING A, SUITE 300
                              BROOKFIELD, CT 06804


December 2, 2004


Michael Millon
Macrocom Investors, LLC
1365 York Avenue
New York, NY 1002

Dear Michael:

This letter will set forth our agreement today with respect to amending the Financing Agreement dated July 22, 2004 and the Loan Agreement dated October 14, 2004 between NetFabric and Macrocom ("Agreements").

We have agreed that both paragraph 5 of the Financing Agreement and paragraph 5 of the Loan Agreement will be amended in their entirety to read:

     "Stock Purchase. On the date of the closing of the Share Exchange, Macrocom shall purchase 1,000,000 shares of restricted Post-Closing Stock of the Company for $500,000. This amount will be placed in escrow with Michael Milton acting as the escrow agent on behalf of Macrocom in accordance with the Loan Agreement of October 14, 2004. Within 120 days of the closing of the Share Exchange and from time-to-time, Macrocom shall purchase an additional 2,000,000 shares of restricted Post-Closing Stock of the Company for $1,000,000. The Company will grant to Macrocom a six-month warrant to purchase an additional 2,000,000 shares of the common stock of the Company for $1,500,000, provided that the closing price of the common stock of the Company on the day immediately preceding such purchase is less than $2.00 per share."

Except as we have modified them hereby, the Agreements shall remain in full force and effect in accordance with their terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreements.

This letter agreement is an integral part of the Agreements, shall be read and construed as such, and as amended hereby, supersedes and replaces all other agreements and understandings between the parties.

This letter agreement shall be governed by the laws of the state of New York.

If you are in agreement with this amendment to the Agreements, please execute two copies of this letter and return one copy to me.



Very truly yours,




Jeff Robinson, CEO
NetFabric Corporation




Understood and agreed to:



-------------------------------------------------
Michael Millon
Managing Member, Macrocom Investors LLC


                                       2